Exhibit 21.1
Centaur Guernsey L.P. Inc.
List of Subsidiaries

Name                                    Jurisdiction
KCI Medical Australia PTY Ltd                         Australia
LifeCell Australia Pty Ltd                        Australia
KCI Austria GmbH                             Austria
KCI Medical Belgium BVBA                         Belgium
KCI Polymedics                             Belgium
KCI Brasil Importadora E Distribuidora De Produtos Para Saúde Ltda    Brazil
Systagenix Brasil Importação e Comércio de                Brazil
Produtos Médico-Hospitalares Ltda.
KCI Medical Canada Inc.                         Ontario, Canada
LifeCell Canada Inc.                             Canada
Systagenix Wound Management (Canada) ULC            Canada
KCI APAC Holding Ltd                         Cayman Islands
KCI Medical Holdings Unlimited                     Cayman Islands
KCI MS Unlimited                            Cayman Islands
KCI Wound Holdings                        Cayman Islands
Soleil WC Acquisition Corp. II                    Cayman Islands
KCI Medical (China) Co. Ltd.                         China
KCI Costa Rica S.A.                            Costa Rica
Chiron Holdings, Inc.                            Delaware
Chiron Topco, Inc.                            Delaware
KCI Animal Health, LLC                       Delaware
KCI Brazil Holdings LLC                        Delaware
KCI Holding Company, Inc.                         Delaware
KCI HomeCare, Inc.                            Delaware
KCI Imports, Inc.                            Delaware
KCI International, Inc.                             Delaware
KCI Licensing, Inc.                             Delaware
KCI Real Holdings, L.L.C.                        Delaware
KCI USA Real Holdings, L.L.C.                         Delaware
KCI USA, Inc.                             Delaware
Kinetic Concepts, Inc.                            Delaware
LifeCell Corporation                            Delaware
MoMelan Technologies, Inc.                        Delaware
Systagenix Wound Management (US), Inc.                Delaware
Technimotion, LLC                            Delaware
KCI Medical ApS                             Denmark
Laboratoire KCI Médical                         France
Systagenix Wound Management France                France

KCI Medical Holding GmbH                         Germany
KCI Medizinprodukte GmbH                        Germany
Systagenix Wound Management (Germany) GmbH            Germany
KCI Hong Kong Holding Limited                     Hong Kong
KCI Hungary Kft.                            Hungary
KCI Medical India Private Limited                    India
KCI Medical Limited                             Ireland
KCI Manufacturing                             Ireland
KCI Medical Resources                         Ireland
LifeCell Medical Resources Limited                    Ireland
Branch of Systagenix Wound Management International, Limited    Ireland
KCI Medical S.r.l.                             Italy
Systagenix Wound Management (Italy) S.R.L.            Italy
KCI KK                                 Japan
Medical Holdings Limited                         Malta
KCI Europe Holding B.V.                         The Netherlands
KCI Medical B.V.                             The Netherlands
KCI Wound Management Coöperatief U.A.                The Netherlands
Systagenix Wound Management B.V.                The Netherlands
Branch of Systagenix Wound Management International, Limited    The Netherlands
Systagenix Wound Management IP Co B.V.                The Netherlands
Systagenix Wound Management Mezz B.V.                The Netherlands
KCI New Zealand Unlimited                         New Zealand
KCI Medical AS                             Norway
KCI Panamá, S.A.                            Panama
Systagenix Wound Management (Spain), Sucursal em Portugal    Portugal
KCI Medical Puerto Rico, Inc.                         Puerto Rico
KCI Medical Asia Pte. Ltd.                         Singapore
KCI Medical South Africa (Proprietary) Limited                South Africa
Systagenix Wound Management (South Africa) (Proprietary) Limited    South Africa
KCI Clinic Spain, S.L.                             Spain
Systagenix Wound Management (Spain), S.L.U.            Spain
KCI Medical AB                             Sweden
KCI Medical GmbH                             Switzerland
Systagenix Wound Management LLC                Switzerland
KCI Properties Limited                            Texas
KCI Real Property Limited                         Texas
The Kinetic Concepts Foundation                     Texas
KCI Tibbi Cihaz Ticaret Ithalat Ihracat Limited Sirket           Turkey
KCI Medical Middle East & Africa FZE                    U.A.E. (Dubai)
Systagenix Wound Management FZE                U.A.E. (Dubai)
KCI Medical United Kingdom Limited                     United Kingdom
KCI Medical Limited                             United Kingdom
KCI UK Holdings Limited                        United Kingdom
KCI Medical Products (UK) Limited                     United Kingdom

LifeCell EMEA Limited                            United Kingdom
Systagenix Wound Management (Acquisition) Limited        United Kingdom
Systagenix Wound Management International, Limited        United Kingdom
Systagenix Wound Management, Limited                United Kingdom
Systagenix Wound Management Manufacturing, Limited        United Kingdom